UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 15, 2019

Resort Savers, Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-55319	46-1993448
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Level 11, Tower 4, Puchong Financial Corporate Centre (PFCC) Jalan Puteri 1/2, Bandar Puteri, 47100 Puchong, Malaysia	47100
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code +60 3 8600 0313

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

EXPLANATORY STATEMENT

Last year, on July 3, 2018, the management of Resort Savers, Inc. (the “Company”) voted to approve a reverse 1-for-30 split of the common stock of the Company, and to execute a change in the corporate name, from Resort Savers, Inc. to SGCI Group Holding, Inc. Following these corporate approvals, the management of the Company delayed implementation of the reserve stock split and corporate name change, and management never submitted an Issuer Company-Related Action Notification Form (“Notification Form”) with the Financial Industry Regulatory Authority (“FINRA”) to effect such actions. On Monday, July 15, 2019, the Company’s management decided to proceed with, and to re-authorize, the planned reverse stock split and name change, with a modification altering the reverse stock split ratio to 1-for-100.

Item 3.03 Material Modification to Rights of Security Holders.

Board and Stockholder Approval of Reverse Stock Split

On July 15, 2019, the board of directors (the “Board”) of Resort Savers, Inc., a Nevada corporation (the “Company”), approved a reverse one-for-one hundred (1-for-100) stock split (the “Reverse Split”) of the Company’s issued and outstanding common stock, par value $0.0001 per share (the “Common Stock”). The Reverse Split will have no effect on the number of authorized common stock of the Company, nor will it affect the authorized or issued and outstanding shares of preferred stock, par value $0.0001 per share, since the Company has no shares of preferred stock issued or outstanding.

The Reverse Split will be effective following a review by FINRA, which the Company anticipates will be approximately fifteen days following submission of a Notification Form with FINRA. Upon effectiveness of the Reverse Split, the Company will file a Certificate of Change with the Nevada Secretary of State, pursuant to Nevada Revised Statute (“NRS”) 78.209. The Reverse Split was approved by the Board and the stockholders of the Company on July 15, 2019. The record date for the Reverse Split is August 15, 2019.

No fractional shares will be issued in connection with the Reverse Split. Instead, fractional shares will be rounded up to the nearest whole number. No stockholders will receive cash or scrip in lieu of fractional shares. Registered stockholders holding shares through a brokerage account will have their shares automatically adjusted to reflect the post Reverse Split amount. Registered shareholders holding physical common share certificates will receive a letter of transmittal from the Company’s transfer agent, Action Stock Transfer Corp., with specific instructions regarding the exchange of their certificates.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Amended and Restated Articles of Incorporation

On July 15, 2019, the Board and the stockholders of the Company, each by executing a written consent, approved of an amended and restated articles of incorporation (the “Restated Articles”), which contain a corporate name change of the Company to SGCI Group Holding, Inc. The officers of the Company plan to file the Restated Articles with the Nevada Secretary of State following review of the Notification Form by FINRA.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Resort Savers, Inc.

Date: July 22, 2019	By:	/s/ DS Chang
Ding-Shin “DS” Chang,
President and Chief Executive Officer

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